UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2026

RALLYBIO CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40693	85-1083789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Church Street

New Haven, Connecticut 06510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 859-3820

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLYB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 31, 2026, Rallybio Corporation, a Delaware corporation (“Rallybio”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Avenzo Therapeutics, Inc., a Delaware corporation (“Avenzo”), a clinical-stage biotechnology company developing next-generation oncology therapies, and Farmington Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Rallybio (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Avenzo, with Avenzo surviving as a wholly owned subsidiary of Rallybio (the “Merger” and, together with all of the other transactions contemplated by the Merger Agreement, the “Contemplated Transactions”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each then-outstanding share of common stock or preferred stock of Avenzo (each such share, an “Avenzo Share”) (excluding any share described in clauses (b) or (c) below and Avenzo Shares held by stockholders who have exercised and perfected appraisal rights for such shares) will be converted into the right to receive a number of shares of Rallybio Common Stock, par value $0.0001 per share (“Rallybio Common Stock”), calculated in accordance with the Exchange Ratio as set forth in the Merger Agreement (the “Exchange Ratio”), (b) each Avenzo Share issued in the Concurrent Financing (as defined below) will be converted into the right to receive a number of shares of Rallybio Common Stock calculated in accordance with the Merger Agreement, (c) any Avenzo Shares held as treasury shares or held or owned by Rallybio, Merger Sub or any subsidiary of Rallybio or Avenzo immediately prior to the Effective Time will be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each then-outstanding option to purchase Avenzo Shares will be converted into an option to purchase Rallybio Common Stock, subject to adjustment as set forth in the Merger Agreement.

Under the Exchange Ratio formula in the Merger Agreement, upon the Closing, on a pro forma basis and based upon the number of shares of Rallybio Common Stock expected to be issued in connection with the Merger and the Concurrent Financing, pre-Merger equityholders of Avenzo (other than Investors (as defined below) in the Concurrent Financing) are expected to own approximately 56.6% of the combined company, pre-Merger equityholders of Rallybio will own approximately 2.8% of the combined company and the Investors in the Concurrent Financing are expected to own approximately 40.6% (assuming gross proceeds from the Concurrent Financing of $215.0 million), in each case, calculated on a fully diluted basis, using the treasury stock method, and subject to certain assumptions, including (i) a valuation for Rallybio of $15.0 million (assuming Rallybio has no net cash as a result of its pre-closing distributions (“Rallybio Net Cash”) as of the closing of the Merger (the “Closing” and such date, the “Closing Date”), (ii) a valuation for Avenzo of $300.0 million, and (iii) the relative capitalization of Rallybio and Avenzo. The percentage of the combined company that each party’s equityholders will own following the Closing is subject to certain adjustments as described in the Merger Agreement, including the amount of the final Rallybio Net Cash at Closing. At any time prior to the Closing, Rallybio will declare distributions (each a “Rallybio Distribution”) of Rallybio Net Cash to holders of Rallybio Common Stock and, if applicable, securities convertible into or exchangeable or exercisable for shares of Rallybio Common Stock outstanding as of the applicable record date, subject to the terms of the Merger Agreement.

Following the Closing, it is expected that Athena Countouriotis, M.D., the Chair, President and Chief Executive Officer of Avenzo, will serve as the Chair, President and Chief Executive Officer of the combined company; Scott Lipman, M.B.A., the Chief Financial Officer and Chief Business Officer of Avenzo, will serve as the Chief Financial Officer and Chief Business Officer of the combined company; Mohammad Hirmand, M.D., the Chief Medical Officer of Avenzo, will serve as the Chief Medical Officer of the combined company; and Brian Sun, J.D., the Chief Legal Officer of Avenzo, will serve as the Chief Legal Officer of the combined company. Additionally, following the Closing, the board of directors of the combined company is expected to consist of seven directors, which members will initially be designated by the Company prior to the Closing. In connection with the Closing, each of the current Rallybio executive officers and directors are expected to tender their resignations.

The Merger Agreement contains representations and warranties of the parties regarding their respective businesses. The Merger Agreement also contains certain covenants made by each of Avenzo and Rallybio, including non-solicitation restrictions binding each party (and subject to certain exceptions as further described in the Merger Agreement) and its representatives and restrictions on the operation of each party’s business between the date of the Merger Agreement and the Closing.

In connection with the Merger, Rallybio will prepare and file a registration statement on Form S-4, which will contain a proxy statement and prospectus, to register the shares issued pursuant to the Merger Agreement (the “Form S-4”) and will seek the approval of Rallybio’s stockholders of, among other matters, (i) the issuance of the shares of Rallybio Common Stock and other securities of Rallybio pursuant to the Merger and the change of control of Rallybio resulting from the Merger, (ii) a reverse stock split of Rallybio Common Stock at a ratio to be mutually agreed upon by Rallybio and Avenzo, (iii) the change of the name of Rallybio to “Avenzo Therapeutics, Inc.” ((i) through (iii), the “Rallybio Stockholder Matters”), (iv) an increase in the number of authorized shares of Rallybio Common Stock to a number determined by Avenzo (the “Authorized Share Increase Proposal”), (v) the Avenzo 2026 Equity Incentive Plan, and (vi) the Avenzo 2026 Employee Stock Purchase Plan.

In the event the Rallybio Board of Directors makes a Parent Board Adverse Recommendation Change (as defined in the Merger Agreement) as a result of a Superior Offer (as defined in the Merger Agreement), Rallybio will remain obligated to hold the stockholder meeting to vote on the Rallybio Stockholder Matters under the terms of the Merger Agreement and may not terminate the Merger Agreement in order to enter into an agreement with respect to such Superior Offer.

The Closing is subject to certain closing conditions, including: (i) the approval by the Rallybio stockholders of the Rallybio Stockholder Matters; (ii) approval by the requisite Avenzo stockholders of the adoption and approval of the Merger Agreement and the Contemplated Transactions; (iii) the existing shares of Rallybio Common Stock having been continually listed on the Nasdaq Stock Market (including the Nasdaq Capital Market) (“Nasdaq”) and Nasdaq’s approval of the shares of Rallybio Common Stock to be issued in the Merger; (iv) the Subscription Agreement (as defined below) being in full force and effect with cash gross proceeds of not less than $215.0 million having been received by Avenzo; (v) the effectiveness of the Form S-4; (vi) determination of Rallybio Net Cash; (vii) the amount of any Rallybio Distribution declared or intended to be declared by Rallybio having been either declared, distributed or deposited with Rallybio’s transfer agent, if applicable, for further distribution on such date as determined by Parent; (viii) termination by Avenzo of certain agreements with investors; (ix) Rallybio Net Cash being greater than an amount equal to $500,000 below $0 and (x) no legal restraint. The Closing is also subject to other specified customary closing conditions of each party, including the accuracy of each party’s representations and warranties, subject to applicable materiality qualifications, compliance by each party with its covenants under the Merger Agreement in all material respects, respectively, delivery of certain customary closing documents by each of Rallybio and Avenzo, and no Avenzo material adverse effect or Rallybio material adverse effect since the date of the Merger Agreement that is continuing, respectively.

The Merger Agreement contains certain termination rights of each of Avenzo and Rallybio. Upon termination of the Merger Agreement in certain circumstances, Avenzo may be required to pay to Rallybio a termination fee of (x) $20.0 million, including (i) where Avenzo’s board of directors changes or withdraws its recommendation in favor of the Merger or recommends to enter into an alternative transaction, (ii) in certain circumstances where Avenzo enters into a Permitted Alternative Agreement (as defined in the Merger Agreement); or (iii) if (a) the Merger Agreement is terminated because Avenzo (1) fails to obtain the requisite stockholder approval of the Merger Agreement and the Contemplated Transactions or (2) breaches the Merger Agreement, (b) an alternative acquisition proposal was announced or disclosed prior to obtaining Avenzo’s stockholder approval, and (c) within 12 months of the termination of the Merger Agreement, Avenzo enters into a definitive agreement with respect to an alternative transaction; or (y) $8 million, if (i) the Merger Agreement is terminated because the Merger has not been consummated by the End Date (as defined in the Merger Agreement), (ii) an alternative acquisition proposal was announced or disclosed prior to obtaining Avenzo’s stockholder approval, and (iii) within 12 months of the termination of the Merger Agreement, Avenzo enters into a definitive agreement with respect to an alternative transaction.

Upon termination of the Merger Agreement in certain circumstances, a termination fee of $600,000 may be payable by Rallybio to Avenzo if (i)(a) the Merger Agreement is terminated because the Merger has not been consummated by the End Date (as defined in the Merger Agreement) or Rallybio (1) fails to obtain the requisite stockholder approval of the Rallybio Stockholder Matters or (2) breaches the Merger Agreement, (b) an alternative acquisition proposal was announced or disclosed prior to such termination, and (c) within 12 months of the termination of the Merger

Agreement, Rallybio enters into a definitive agreement with respect to an alternative transaction, (ii) Rallybio fails to include its board recommendation in the Form S-4, or (iii) the Rallybio board of directors changes or withdraws its recommendation in favor of the Merger or approves an alternative transaction, or willfully and intentionally breaches its non-solicitation or certain other obligations under the Merger Agreement. Avenzo and Rallybio have also each agreed to reimburse the other party for up to $750,000 for third-party expenses, as applicable, if the Merger Agreement is terminated in certain circumstances.

Support Agreements and Lock-Up Agreements

Support Agreements

Concurrently with the execution of the Merger Agreement, the executive officers and directors and certain other stockholders of Rallybio holding approximately 24.3% of the outstanding Rallybio capital stock entered into support agreements (the “Rallybio Support Agreements”) in favor of Avenzo, providing among other things, that such officers, directors and stockholders (x) will vote all of their shares of Rallybio capital stock, among other things: (i) in favor of approving the Contemplated Transactions, including the Rallybio Stockholder Matters, the Authorized Share Increase Proposal and the other actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Merger and (iii) against any acquisition proposal involving a third party and (y) will not solicit or negotiate alternative acquisition proposal or inquiries in their capacities as stockholders of Rallybio.

Concurrently with the execution of the Merger Agreement, certain officers, directors and stockholders of Avenzo holding approximately 78% of the outstanding Avenzo capital stock entered into support agreements (the “Avenzo Support Agreements” and, together with Rallybio Support Agreements, the “Support Agreements”) in favor of Rallybio, providing among other things, that such executive officers, directors and stockholders (x) will vote all of their shares of Avenzo capital stock, among other things: (i) in favor of adopting the Merger Agreement and approving the Merger, the other Contemplated Transactions, the Company Stockholder Matters (as defined in the Merger Agreement) and the other actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Merger and (iii) against any acquisition proposal involving a third party and (y) will not solicit or negotiate alternative acquisition proposal or inquiries in their capacities as stockholders of Avenzo.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of Avenzo entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which, subject to specified exceptions, such persons accepted certain restrictions on transfers of the shares of Rallybio Common Stock beneficially held by such persons or such persons’ family members (other than shares received as a result of the conversion of shares received in the Concurrent Financing) for the 180-day period following the Effective Time.

The foregoing descriptions of the Merger Agreement, the form of Rallybio Support Agreement, form of the Avenzo Support Agreement and the form of Lock-Up Agreement (collectively, the “Agreements”), are not complete and are qualified in their entirety by reference to those Agreements, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Rallybio and Avenzo in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Agreements were used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

Rallybio Contingent Value Rights Agreement

Immediately prior to the Effective Time, Rallybio and a rights agent (the “Rights Agent”) are expected to enter into a Contingent Value Rights Agreement (the “CVR Agreement”), pursuant to which holders of record of certain Rallybio securities as of the close of business on the last business day prior to the day on which the Effective Time occurs will receive one contingent value right (each, a “CVR”) for each outstanding share of Rallybio Common Stock, pre-funded warrant, Rallybio restricted stock unit or In the Money Parent Option (as defined in the Merger Agreement) held as of such date.

Pursuant to the CVR Agreement, each CVR holder will be entitled to receive their pro rata share of all of the net proceeds (including cash or the value of stock to the extent listed on a national exchange, at the time of disposition), if any, received by Rallybio as a result of payments (“CVR Payments”) made to Rallybio of (i) any upfront, milestone, royalty and other payments received under any disposition agreement related to Rallybio’s pre-Merger assets (the “Legacy Assets”), and (ii) all of the cash proceeds, if any, received from Recursion Pharmaceuticals, Inc. under the Membership Interest Purchase Agreement, dated July 8, 2025, by and among Recursion Pharmaceuticals, Inc., Exscientia Ventures I, Inc., Rallybio Corporation and Rallybio IPB, LLC. For a period of four months after the Closing Date, Rallybio will use commercially reasonable efforts to effect the disposition of the Legacy Assets with respect to a third party that Rallybio had been in discussions with regarding a disposition prior to the Closing Date, subject to certain limitations. Such net proceeds will be subject to certain permitted deductions, including for applicable tax payments, certain expenses incurred or other liabilities borne by Rallybio or its affiliates in respect of the Legacy Assets, and losses incurred by Rallybio or its affiliates due to a third-party proceeding in connection with such disposition.

The CVR Payments, if any, will become payable to the Rights Agent for subsequent distribution to the CVR holders. In the event that no such proceeds are received during the CVR Term (as defined in the CVR Agreement), holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that any CVR holders will receive any CVR Payments.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and is not transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the Securities and Exchange Commission (“SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Rallybio or any of its respective affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing summary of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR Agreement, which is filed herewith as Exhibit 10.4 and is incorporated by reference herein.

Concurrent Financing

Concurrently with entering into the Merger Agreement, Avenzo entered into a subscription agreement (the “Subscription Agreement”) with certain accredited investors (the “Investors”).

Pursuant to the Subscription Agreement, and subject to the terms and conditions therein, Avenzo agreed to sell, and the Investors agreed to purchase, immediately prior to the Effective Time, shares of Avenzo Class A common stock for an aggregate purchase price of $215.0 million (the “Concurrent Financing”). Shares of Avenzo Class A common stock issued pursuant to the Concurrent Financing will be converted into shares of Rallybio Common Stock in accordance with the Exchange Ratio and the Merger Agreement. The closing of the Concurrent Financing is anticipated to occur on or about the Closing Date, subject to the satisfaction of customary closing conditions.

Avenzo and Rallybio have also agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors at the closing of the Concurrent Financing. Pursuant to the Registration Rights Agreement, the combined company will prepare and file a resale registration statement with the SEC within 30 calendar days following the closing of the Concurrent Financing. The combined company will use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable.

The combined company will also agree to, among other things, indemnify the Investors, their members, shareholders, directors, officers, partners, employees, members, managers, agents, representatives and advisors under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the combined company’s obligations under the Registration Rights Agreement.

The foregoing descriptions of the Subscription Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Subscription Agreement, and the Registration Rights Agreement the forms of which are filed as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of Avenzo Class A common stock to be issued in the Concurrent Financing will be issued in private placements exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the shares of Avenzo Class A common stock or any other securities of Avenzo or Rallybio.

Item 5.01.	Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Amendments to Employment Agreements

Each of Stephen Uden and Jonathan Lieber has entered into a previously disclosed employment agreement with Rallybio, pursuant to which they may become eligible for certain payment and benefits in connection with a change of control of Rallybio, and have each subsequently entered into an amendment to such employment agreement (each, an “Employment Agreement Amendment”). In addition, Steven Ryder entered into a previously disclosed separation agreement with Rallybio that provided for certain treatment of Dr. Ryder’s equity awards in connection with a change of control of Rallybio and has entered into an amendment to such agreement (the “Separation Agreement Amendment”). Pursuant to the Employment Agreement Amendments and the Separation Agreement Amendment, the Merger will constitute a change in control.

The foregoing description of the Employment Agreement Amendments and the Separation Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of each of the Employment Agreement Amendments and the Separation Agreement Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.7, Exhibit 10.8 and Exhibit 10.9, respectively.

Item 7.01.	Other Events.

Press Release

On June 1, 2026, Rallybio and Avenzo issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Investor Presentation and Conference Call Script

On June 1, 2026, representatives of Rallybio and Avenzo will hold a conference call to investors, which investor presentation and conference call script are furnished as Exhibits 99.2 and 99.3 hereto, respectively, and incorporated herein by reference.

The information contained in this Item 7.01, including 99.1, 99.2 and 99.3, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

2.1+	Agreement and Plan of Merger and Reorganization, dated May 31, 2026, by and among Rallybio Corporation, Farmington Merger Sub, Inc., and Avenzo Therapeutics, Inc.

10.1	Form of Rallybio Support Agreement.

10.2	Form of Avenzo Support Agreement.

10.3	Form of Lock-Up Agreement.

10.4	Form of CVR Agreement.

10.5	Form of Subscription Agreement.

10.6	Form of Registration Rights Agreement.

10.7	Amendment to Second Amended and Restated Employment Agreement, effective as of May 31, 2026, between Rallybio Corporation and Stephen Uden.

10.8	Amendment to Employment Agreement, effective as of May 31, 2026, between Rallybio Corporation and Jonathan Lieber.

10.9	Amendment to Separation Agreement, effective as of May 31, 2026, between Rallybio Corporation and Steven Ryder.

99.1	Joint Press Release, issued on June 1, 2026.

99.2	Investor Presentation, dated June 1, 2026.

99.3	Conference Call Script, dated June 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Registrant has omitted schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the structure and intended tax treatment of the proposed Merger; expectations regarding the ownership structure of the combined company; the expected management team of the combined company; expectations regarding the structure, size, timing and completion of the Concurrent Financing; the potential of Rallybio stockholders to receive consideration pursuant to the CVRs; and other statements that are not historical fact. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting Rallybio, Avenzo or the Contemplated Transactions will be those that have been anticipated.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Rallybio’s and Avenzo’s control. Rallybio’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the Closing are not satisfied; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Rallybio and Avenzo to consummate the proposed Merger; (iii) risks related to Rallybio’s ability to manage its operating expenses and its expenses associated with the proposed Merger pending Closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or regulatory entity necessary to consummate the proposed Merger; (v) the risk that as a result of adjustments to the Exchange Ratio, Rallybio’s stockholders and Avenzo’s stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Rallybio Common Stock relative to the value suggested by the Exchange Ratio; (vii) unexpected costs, charges or expenses resulting from the proposed Contemplated Transactions; (viii) the risk that the Concurrent Financing is not consummated; (ix) the potential for the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement and the other agreements entered into in connection therewith; and (x) the possibility that holders of CVRs may never receive any proceeds therefrom. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Rallybio’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, each filed with the SEC, and in other filings that Rallybio makes and will make with the SEC in connection with the proposed merger, including the Proxy Statement (as defined below). You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Rallybio expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Rallybio or Avenzo.

Participants in the Solicitation

This Current Report on Form 8-K relates to the proposed Merger and other Contemplated Transactions involving Rallybio and Avenzo and may be deemed to be solicitation material in respect of the proposed Merger and other Contemplated Transactions. In connection with the proposed Merger and other Contemplated Transactions, Rallybio will file relevant materials with the SEC, including the Form S-4 that will contain a proxy statement (the “Proxy Statement”) and prospectus. This communication is not a substitute for the Form S-4, the Proxy Statement or for any other document that Rallybio may file with the SEC and or send to Rallybio’s stockholders in connection with the proposed Merger. Rallybio, Avenzo, and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies from Rallybio’s stockholders with respect to the proposed Merger and other Contemplated Transactions under the rules of the SEC. Information about the directors and executive officers of Rallybio is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 16, 2026, and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described below. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF RALLYBIO ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RALLYBIO, THE PROPOSED MERGER AND OTHER CONTEMPLATED TRANSACTIONS AND RELATED MATTERS.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transactions herein or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law. BEFORE MAKING ANY VOTING DECISION, INVESTORS

AND SECURITY HOLDERS OF RALLYBIO ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RALLYBIO, THE PROPOSED MERGER AND THE CONTEMPLATED TRANSACTIONS AND OTHER RELATED MATTERS.

Additional Information and Where to Find It

Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by Rallybio with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Rallybio with the SEC will also be available free of charge on Rallybio’s website at investors.rallybio.com, or by contacting Rallybio’s Investor Relations at investors@rallybio.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALLYBIO CORPORATION

Date: June 1, 2026	By:	/s/ Jonathan I. Lieber
	Name:	Jonathan I. Lieber
	Title:	Chief Financial Officer and Treasurer